                           OFFER TO PURCHASE FOR CASH
                 ANY AND ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                               MAXTOR CORPORATION
                                       AT

                              $6.70 NET PER SHARE
                                       BY

                           HYUNDAI ACQUISITION, INC.
                          A WHOLLY OWNED SUBSIDIARY OF

                          HYUNDAI ELECTRONICS AMERICA

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, DECEMBER 7, 1995, UNLESS THE OFFER IS EXTENDED.

                                                                November 8, 1995

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated November 8, 1995 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") relating to the Offer by Hyundai Acquisition, Inc. (the "Purchaser"), a Delaware corporation, which is a wholly owned subsidiary of Hyundai Electronics America ("Parent"), a California corporation, to purchase any and all outstanding shares of common stock, par value $.01 per share (the "Shares"), of Maxtor Corporation (the "Company"), a Delaware corporation at a price of $6.70 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer.

     We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

     We request instructions as to whether you wish to tender any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

     Your attention is directed to the following:

          1. The offer price is $6.70 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

          2. The Offer is being made for any and all outstanding Shares.

          3. The Board of Directors of the Company, based on the unanimous recommendation of the Special Committee of the Board of Directors has approved the Offer, the merger of the Purchaser with and into the Company promptly after the satisfaction or waiver of certain conditions set forth in the Offer to Purchase (the "Merger") and the other transactions contemplated by an Agreement and Plan of Merger, dated as of November 2, 1995 (the "Merger Agreement"), by and among Parent, the Purchaser and the Company, has determined that the Offer, the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company's stockholders (other than holders of Class A Common Stock, par value $.01 per share, of the Company (the "Class A Shares")) and recommends that stockholders of the Company (other than holders of Class A Shares) accept the Offer and tender their Shares.

          4. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Thursday, December 7, 1995, unless the Offer is extended.

          5. The Offer is not conditioned upon any minimum number of Shares being tendered. The Offer is, however, conditioned on, among other things, the obtainment of final approval of all necessary governmental officials and agencies of the Republic of Korea to consummate the Offer, the Merger and the other transactions contemplated by the Merger Agreement, without any conditions reasonably deemed by Parent to materially adversely affect the intended economic benefits to it and its affiliates of the Offer, the Merger and the other Transactions contemplated by the Merger Agreement. It is not possible to predict the amount of time necessary to obtain this governmental approval or whether such approval can be obtained. It is anticipated, however, that the time necessary to obtain such approval will extend beyond the Expiration Date set forth above, and, subject to the other conditions of the Offer, the Purchaser intends to extend the Offer from time to time until such approval has been received.

          6. Any stock transfer taxes applicable to a sale of Shares to the Purchaser pursuant to the Offer will be borne by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the expiration of the Offer.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

     In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by Citibank, N.A. (the "Depositary"), of
(i) the certificates evidencing such Shares (the "Share Certificates"), or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, (ii) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedure set forth in Section 3 of the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase), and (iii) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when Share Certificates or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. Under no circumstances will interest be paid on the purchase price of the Shares to be paid by the Purchaser, regardless of any extension of the Offer or any delay in making such payment.

     The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

                          INSTRUCTIONS WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
                 ANY AND ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                               MAXTOR CORPORATION

     The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of Hyundai Acquisition, Inc., a Delaware corporation (the "Purchaser"), dated November 8, 1995 (the "Offer to Purchase") and the related Letter of Transmittal relating to Purchaser's offer to purchase shares of common stock, par value $.01 per share (the "Shares"), of Maxtor Corporation, a Delaware corporation.

     This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in such Offer to Purchase and Letter of Transmittal.

Number of Shares to be Tendered:*
          Shares                                                  SIGN HERE
---------                                        --------------------------------------------
                                                 --------------------------------------------
                                                                 Signature(s)
                                                 --------------------------------------------
                                                 --------------------------------------------
                                                             (Please print names)
                                                 --------------------------------------------
                                                 --------------------------------------------
                                                           (Please print addresses)
                                                 --------------------------------------------
                                                         Area Code and Telephone No.
                                                 --------------------------------------------
                                                    Tax Identification and Social Security
                                                                    No.(s)
Dated:
      ----------------

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* Unless otherwise instructed, it will be assumed that all Shares held by us for your account are to be tendered.